EXHIBIT 99.1

Concurrent Announces Master Purchase Agreement with Cox Communications

Third Largest MSO Chooses MediaHawk(TM) Content Delivery System to

ATLANTA--(BUSINESS WIRE)--April 1, 2008--Concurrent (NASDAQ: CCUR), a worldwide leader of on-demand technology that is shaping the future of television, announced today that Cox Communications, the third largest MSO (multiple system operator) in the United States, has completed a Master Purchase Agreement to deploy MediaHawk 4500 VOD servers across Cox's entire VOD-enabled subscriber base.

"Cox Communications has been a strong partner with Concurrent," stated Gary Trimm, Concurrent's president and CEO. "Cox's acceptance of this Master Purchase Agreement is proof of their continuing support of and belief in our products, as well as a message to the industry of our continued technical leadership in VOD with our MediaHawk 4500."

James Kelso, Cox's vice president, video engineering, echoed the sentiments. "Based on our tests and on our experience deploying the product in Arizona, we believe the MediaHawk 4500 to be a superior on-demand server. We've been equally pleased with Concurrent's service. We look forward to continuing our partnership with Concurrent as we aggressively expand and integrate the roles of on-demand and advertising across our markets."

The multi-year agreement will enable Cox to standardize on the Concurrent MediaHawk Content Delivery System across all Cox markets, with Concurrent's MediaHawk 4500 replacing other server brands and integrating with SeaChange's AXIOM back office. Every Cox system will upgrade during this time, adding additional streams and increased content storage. Additionally, as part of the agreement, Cox has been granted a license to Concurrent's targeted advertising patent portfolio.

As an integral component of the MediaHawk Content Delivery System, Concurrent's MediaHawk 4500 is a standards-based, highly-available video server capable of supporting 2,300 simultaneous on-demand streams (SD content at 3.75 Mbps) over a wide array of transport networks. This high-density server requires only a 2RU enclosure, enabling on-demand complexes scaled to hundreds of thousands of streams with minimized footprint and power consumption. The multi-level memory cache approach and economical commercial hardware design allow service providers to employ scalable, pay-as-you-grow deployment models. Reliability is greatly enhanced with Concurrent's Gatling Resilient Streaming Technology(TM), which automatically detects failures and instantly routes stream demands to alternate resources in order to prevent any loss of VOD sessions. When combined with the MediaCache(TM) 1000, Concurrent's flash SSD (solid state drives) storage product, the MediaHawk 4500 provides an additional level of reliability while lowering maintenance costs.

About Concurrent

Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For over 40 years, Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD). Concurrent's Everstream line of advanced reporting and monitoring tools measures the effectiveness of interactive television for over 25 million digital cable subscribers. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 26 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward looking statements include, among others, statements regarding our products, release schedules, and product development. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Such risks and uncertainties include our ability to meet customer schedules and demands and deployment and integration goals.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on 31 August 2007, and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.